Exhibit 1.1

CARNIVAL CORPORATION

Shares of Common Stock

($.01 par value)

and the paired trust shares of

beneficial interest in

P&O Princess Special Voting Trust

Amendment No. 1 to Equity Distribution Agreement

November 12, 2020

J.P. Morgan Securities LLC	Mizuho Securities USA LLC
Goldman Sachs & Co. LLC	Raymond James & Associates, Inc.
BNP Paribas Securities Corp.	Santander Investment Securities Inc.
Citigroup Global Markets Inc.	SMBC Nikko Securities America, Inc.
BofA Securities, Inc.	Deutsche Bank Securities Inc.
Barclays Capital Inc.	DZ Financial Markets LLC
HSBC Securities (USA) Inc.	PNC Capital Markets LLC
Intesa Sanpaolo IMI Securities Corp.	Siebert Williams Shank & Co., LLC

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of November 10, 2020, by and among Carnival Corporation, Carnival plc, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC. In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 1 to Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1.          Amendments to the Agreement. The parties hereto agree, from and after the Effective Date, that:

(a)            The list of Managers on page 1 of the Agreement and the first paragraph of the Agreement are hereby amended and restated in their entirety to read as follows:

“J.P. Morgan Securities LLC	Mizuho Securities USA LLC
Goldman Sachs & Co. LLC	Raymond James & Associates, Inc.
BNP Paribas Securities Corp.	Santander Investment Securities Inc.
Citigroup Global Markets Inc.	SMBC Nikko Securities America, Inc.
BofA Securities, Inc.	Deutsche Bank Securities Inc.
Barclays Capital Inc.	DZ Financial Markets LLC
HSBC Securities (USA) Inc.	PNC Capital Markets LLC
Intesa Sanpaolo IMI Securities Corp.	Siebert Williams Shank & Co., LLC

Ladies and Gentlemen:

Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), and Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), confirm their agreement with each of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., HSBC Securities (USA) Inc., Intesa Sanpaolo IMI Securities Corp., Mizuho Securities USA LLC, Raymond James & Associates, Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc., Deutsche Bank Securities Inc., DZ Financial Markets LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC (each a “Manager” and, collectively, the “Managers”), as follows:”

(b)            The first sentence of Section 3(d) in the Agreement is hereby amended and restated in its entirety to read as follows:

“The compensation to the Managers for sales of the Shares as sales agent shall be equal to 1.0857% of the gross sales price per Share sold pursuant to this Agreement.”

(c)            The definition of “Prospectus” in Section 14 in the Agreement is hereby amended and restated in its entirety to read as follows:

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement, any additional Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).”

(d)            Section 17(a) in the Agreement is hereby amended and restated in its entirety to read as follows:

“Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to them at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 (fax: (305) 406-4758; Attention: General Counsel). Notices to the Managers shall be given to:

J.P. Morgan Securities LLC, 383 Madison Avenue, 6th floor, New York, NY 10179, Fax: (312) 300-7716, Attention: Stephanie Little;

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department;

BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Damir Tanovic, e-mail: dl.bnpp_atm_execution@us.bnpparibas.com;

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Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile number: 1-646-291-1469;

BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department; with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal, New York, New York 10036;

Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133;

HSBC Securities (USA) Inc., 452 5th Avenue 8th Floor, New York, NY 10018, Attn: Jeffrey Nicklas;

Intesa Sanpaolo IMI Securities Corp., One William Street, New York, NY 10004; Attention: Legal Department, Email: IMISecLegal@intesasanpaolo.com;

Mizuho Securities USA LLC, ATTN: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020;

Raymond James & Associates, Attn: Jeff Fordham, 880 Carillon Parkway, St. Petersburg, FL 33716, Jeff.fordham@raymondjames.com;

Santander Investment Securities Inc., 45 East 53rd Street, New York, NY 10022, Att.: US ECM department;

SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th floor, New York, NY 10172, Attn: Equity Capital Markets;

Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: ECM Syndicate Desk, Email: samir.abu-khadra@db.com;

DZ Financial Markets LLC, Attn.: Gerhard Summerer, 100 Park Avenue 13th Floor, New York, NY 10017;

PNC Capital Markets LLC, Transaction Execution, 300 Fifth Ave, 10th Floor, Pittsburgh, PA 15222, Fax: 412-762-2760; and

Siebert Williams Shank, DiAnne Calabrisotto, Chief Compliance Officer, 100 Wall Street, New York, NY 10005.”

(e)            The first paragraph in Annex I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), and Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated November 10, 2020 (as amended on or prior to the date hereof, the “Equity Distribution Agreement”), among the Company, Carnival plc, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., HSBC Securities (USA) Inc., Intesa Sanpaolo IMI Securities Corp., Mizuho Securities USA LLC, Raymond James & Associates, Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc., Deutsche Bank Securities Inc., DZ Financial Markets LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC, to issue and sell to [J.P. Morgan Securities LLC] [Goldman Sachs & Co. LLC] [BNP Paribas Securities Corp.] [Citigroup Global Markets Inc.] [BofA Securities, Inc.] [Barclays Capital Inc.] [HSBC Securities (USA) Inc.] [Intesa Sanpaolo IMI Securities Corp.] [Mizuho Securities USA LLC] [Raymond James & Associates, Inc.] [Santander Investment Securities Inc.] [SMBC Nikko Securities America, Inc.] [Deutsche Bank Securities Inc.] [DZ Financial Markets LLC] [PNC Capital Markets LLC] [Siebert Williams Shank & Co., LLC] the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]”

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(f)             “Purchase Price by [J.P. Morgan Securities LLC][Goldman Sachs & Co. LLC]” in Schedule I to Annex I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Purchase Price by [J.P. Morgan Securities LLC] [Goldman Sachs & Co. LLC] [BNP Paribas Securities Corp.] [Citigroup Global Markets Inc.] [BofA Securities, Inc.] [Barclays Capital Inc.] [HSBC Securities (USA) Inc.] [Intesa Sanpaolo IMI Securities Corp.] [Mizuho Securities USA LLC] [Raymond James & Associates, Inc.] [Santander Investment Securities Inc.] [SMBC Nikko Securities America, Inc.] [Deutsche Bank Securities Inc.] [DZ Financial Markets LLC] [PNC Capital Markets LLC] [Siebert Williams Shank & Co., LLC]:”

SECTION 2.          No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.

SECTION 3.          Applicable Law. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.          Effect of Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment. If the foregoing is in accordance with your understanding, please indicate your acceptance of this Amendment by signing in the space provided below.

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SECTION 5.          Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Amendment by signing in the space provided below.

Very truly yours,

CARNIVAL CORPORATION

By:	/s/ David Bernstein
	Name:	David Bernstein
	Title:	Chief Financial Officer & Chief Accounting Officer

CARNIVAL PLC

By:	/s/ David Bernstein
	Name:	David Bernstein
	Title:	Chief Financial Officer & Chief Accounting Officer

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kase Lawal
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

BOFA SECURITIES, INC.

By:	/s/ Evan Ladouceur
Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Nicholas Cunningham
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Jeffrey Nicklas
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

INTESA SANPAOLO IMI SECURITIES CORP.

By:	/s/ Steven B. Fitzpatrick
Managing Director, Head of Primary Markets - Americas

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Mariano Gaut
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jeffrey Fordham
Head of Corporate & Executive Services, Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Sonia Olinto
Executive Director

/s/ Julia Cunha
Vice President

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Craig Fuehrer
Managing Director

/s/ Manos Mahtani
Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

DZ FINANCIAL MARKETS LLC

By:	/s/ Gerhard Summerer
Authorized Signatory

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

PNC CAPITAL MARKETS LLC

By:	/s/ Andrew J. Alexander
Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ David Finkelstein
Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]